CERTIFICATE OF AMENDMENT

               TO THE ARTICLES OF INCORPORATION OF

               A.X.R. DEVELOPMENT CORPORATION, INC.



          We, the undersigned, David C. Merrell, President, and Corie Merrell, Secretary, of A.X.R. Development Corporation, Inc., a Nevada corporation (the "Corporation"), do hereby certify:

                                I

          Pursuant to Section 78.390 of the Nevada Revised Statutes, the Articles of Incorporation of the Corporation shall be amended as follows:

          The name of the Corporation is "Advanced Coating Technologies,
Inc."

                                II

          The foregoing amendment was adopted by Unanimous Consent of the Board of Directors pursuant to Section 78.315 of the Nevada Revised Statutes, and by Consent of Majority Stockholder pursuant to Section 78.320 of the Nevada Revised Statutes.

                               III

          Pursuant to resolutions adopted by the Board of Directors and the Majority Stockholder as set forth in Paragraph II above, the 13,000,000 outstanding shares of common stock of the Corporation were reverse split on a basis of 23 for 1, retaining the authorized shares at 100,000,000 and the par value at one mill ($0.001) per share, with appropriate adjustments being made in the additional paid in capital and stated capital accounts of the Corporation, with all fractional shares being rounded up to the nearest whole share.

                                IV

          The number of shares entitled to vote on the amendment was 13,000,000.

                                V

          The number of shares voted in favor of the amendment was 11,850,00, with none opposing and none abstaining.

                              /s/David C. Merrell
                              ---------------------------
                              David C. Merrell, President


                              /s/Corie Merrell
                              ---------------------------
                              Corie Merrell, Secretary

STATE OF UTAH       )
                    )  ss
COUNTY OF SALT LAKE )

          On the 10th day of December, 1998, personally appeared before me, a Notary Public, David C. Merrell, who acknowledged that he is the President of A.X.R. Development corporation, Inc., and that he is authorized to and did execute the above instrument.

                              /s/Sheryl Ross
                              -------------------------
                              NOTARY PUBLIC
     (Notary Seal)

STATE OF UTAH       )
                    )  ss
COUNTY OF SALT LAKE )

          On the 10th day of December, 1998, personally appeared before me, a Notary Public, Corie Merrell, who acknowledged that she is the Secretary of A.X.R. Development Corporation, Inc., and that she is authorized to and did execute the above instrument.

                              /s/Sheryl Ross
                              -------------------------
                              NOTARY PUBLIC
     (Notary Seal)